Exhibit 32(a)
Certification of Periodic Report
Pursuant to 18 U.S.C. Section 1350
For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Richard K. Templeton, the Chairman, President and Chief Executive Officer of Texas Instruments Incorporated (the “Company”), hereby certifies that, to his knowledge:
(i) the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated:  October 21, 2020

/s/ Richard K. Templeton
Richard K. Templeton Chairman, President and Chief Executive Officer